Exhibit 10.9
FIRST AMENDMENT TO LEASE
     THIS FIRST AMENDMENT TO LEASE (“Amendment”), dated and effective as of April 1, 2002, by and between West Virginia Economic Development Authority, a West Virginia public corporation and government instrumentality, having its principal office at 160 Association Drive, Charleston. West Virginia 25311-1217 (hereinafter referred to as “Landlord”), and Pennsylvania Fashions, Inc., a Pennsylvania corporation, having its principal office at 155 Thornhill Drive. Warrendale, Pennsylvania 15086 (hereinafter referred to as ‘Tenant”).
          WITNESSETH THAT:
          WHEREAS, Landlord and Tenant are parties to that certain Lease dated June 28, 1999, for an approximately 189,600 square foot building and associated improvements located at the Three Springs Industrial and Business Park in Weirton, Brooke County, West Virginia (“Lease”);
          WHEREAS, on February 4, 2002, Tenant filed a voluntary petition for relief under Chapter 11 of Title 11 of the United States Code, 11 U.S.C. Section 101, et seq., as amended;
          WHEREAS, by Order entered on April 1, 2002, the Bankruptcy Court extended the time for the Tenant to reject or assume nonresidential real estate leases until August 5, 2002; and
          WHEREAS, Landlord and Tenant agree to amend the Lease to temporarily modify the Base Rent, all as provided for herein.
     NOW, THEREFORE, for and in consideration of the foregoing preambles, of the mutual promises and covenants contained herein, of Ten Dollars ($10.00) cash in hand paid by Tenant to Landlord, and the other good and valuable consideration, the receipt and sufficiency of all of which is hereby acknowledged, the parties hereby agree as follows:
     1. Base Rent, The Base Rent set forth in Section 4.01 of the Lease is hereby modified as follows:
          a. The Base Rent is reduced to $420,000 per year, payable monthly in advance in the sum of $35,000 per month, effective with the April 15, 2002 payment, and continuing through and including the March 15, 2003 payment.
          b. The Base Rent is reduced to $444,000 per year, payable monthly in advance in the sum of 537,000 per month, effective with the April 15, 2003 payment, and continuing through and including the January 15, 2004 payment.
          c. Effective with the February 15, 2004 payment, the Base Rent payments shall resume as set forth in Section 4.01 of the Lease, and shall continue thereafter in full force and effect for the remaining Term of the Lease.

     2. Duration of Amendment. This Amendment shall continue and remain effective provided that the Lease is assumed by the Tenant by the earlier of the date that the Tenant’s Chapter 11 plan of reorganization is confirmed by the Bankruptcy Court or June 30, 2003, whichever occurs first. In the event that the Lease is not assumed by the Tenant on the earlier of the date that the Tenant’s Chapter 11 plan of reorganization is confirmed or June 30, 2003, then this Amendment shall automatically terminate and be null, void and of no further effect without any additional action by the parties. Should this Amendment terminate as provided herein, then Landlord shall retain the right to claim all amounts of reduced Basic Rent under the Lease for the post-petition period as an administrative expense in the Chapter 11 bankruptcy case of the Tenant.
     3. Notice Address.
          a. Landlord’s address as set forth in Section 24.01 of the Lease is hereby modified by deleting the reference to the Landlord Notice address and replacing it with the following:
West Virginia Economic Development Authority
NorthGate Business Park
160 Association Drive
Charleston, West Virginia 25311-1217
Attn: Executive Director
          b. Tenant’s address as set forth in Section 24.01 of the Lease is hereby modified by deleting all reference to the Tenant Notice address and the associated copies in their entirety and replacing them with the following.
Pennsylvania Fashions, Inc.
155 Thornhill Drive
Warrendale, PA 15086
Attn: Real Estate Legal Department
     4. Reservation of Rights. Landlord understands and acknowledges that Tenant has commenced proceedings under Chapter 11 of the United States Bankruptcy Code and that nothing herein shall constitute an assumption of the Lease or constitute a post-petition new lease under applicable Bankruptcy laws. Landlord acknowledges that Tenant expressly reserves all rights and remedies available to it as a Debtor-in-Possession under applicable Bankruptcy laws with regard to the rejection or assumption of the Lease.
     5. Waiver of Pre-petitions Claims. Landlord hereby agrees to waive all pre- petition claims for amounts due and owing under the Lease.
     6. Effect of Amendment. All other terms and conditions of the Lease shall remain and continue in full force and effect and shall be deemed unchanged except to the extent amended herein.

     IN WITNESS WHEREOF, Landlord and Tenant have caused this Amendment to be executed and delivered by their duly authorized officers as of the date first above written.

LANDLORD:	West Virginia Economic Development Authority

WITNESS:

/s/ Deborah J. Orcutt	/s/ David A. Warner

	By:	David A. Warner
	Its:	Executive Director

TENANT:	Pennsylvania Fashions, Inc.

WITNESS:

/s/ K.W.	/s/ Rick C. Welker

	By:	Rick C. Welker
	Its:	Senior Vice President & CFO

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